Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Helio Corporation (the “Company”) on Form 10-Q for the quarter ended July 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Knauf, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 14, 2026

/s/ Mark Knauf
Mark Knauf
Chief Financial Officer
(Principal Financial and Accounting Officer)